UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2023, CECO Environmental Corp. (the “Company”) previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission that Ramesh Nuggihalli, Chief Operating Officer of the Company, would cease serving as Chief Operating Officer, effective August 20, 2023, and would leave the Company that same date (the “Departure Date”). Mr. Nuggihalli remained an employee of the Company through the Departure Date in order to facilitate a smooth and orderly transition of his responsibilities and was compensated in accordance with existing arrangements through the Departure Date.

In connection with his departure, on August 21, 2023, the Company and Mr. Nuggihalli entered into an Executive Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, in exchange for Mr. Nuggihalli’s execution and non-revocation of a general release of claims contained in the Separation Agreement (the “Release”) and compliance with certain other restrictive covenants in the Company’s Executive Change in Control Severance Plan, with effective date July 6, 2023 (the “Plan”), in which Mr. Nuggihalli is a participant, he will receive (subject to applicable taxes and other deductions required by applicable law) certain compensation provided for under the Plan, consisting of: (1) $630,000 representing one- and one-half times Mr. Nuggihalli’s last effective base salary; (2) $20,000 to enable Mr. Nuggihalli to obtain executive-level outplacement services; and (3) $318,970 representing Mr. Nuggihalli’s pro-rated annual target bonus opportunity for 2023.

In addition, under the Separation Agreement, the Compensation Committee of the Company’s Board of Directors provided for Mr. Nuggihalli to receive accelerated vesting and payout of 43,113 service-based restricted stock units granted to Mr. Nuggihalli on various dates across 2021 and 2022 that remained unvested and outstanding as of the Departure Date.

To be entitled to the benefits under the Separation Agreement, Mr. Nuggihalli must (1) not revoke the Separation Agreement within the seven (7) day revocation period following the date he signed the Separation Agreement (that date being August 21, 2023), and (2) comply with his obligations under the Separation Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2023	CECO Environmental Corp.

	By:	/s/ Joycelynn Watkins-Asiyanbi
Joycelynn Watkins-Asiyanbi
SVP, Chief Administrative and Legal Officer and Corporate Secretary